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                                                                   EXHIBIT 23(c)


                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Anadarko Petroleum Corporation:


We consent to the use of our report dated January 31, 2002, except as to Note 18, which is as of March 12, 2002, incorporated by reference herein, relating to the consolidated balance sheets of Anadarko Petroleum Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of Anadarko Petroleum Corporation and to the reference to our firm under the heading "Experts" in the Registration Statement. Our report refers to changes in accounting for derivative financial instruments in 2001 and for foreign crude oil inventories in 2000.


                                                /s/ KPMG LLP


Houston, Texas
August 19, 2002